Exhibit 99.1
                                                                    ------------

                                Certification of
                             Chief Executive Officer
                         of Prime Medical Services, Inc.


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the "Form 10-K") for the year ended December 31, 2002 of Prime Medical Services, Inc., a Delaware corporation (the "Issuer").

I, Brad A. Hummel, the Chief Executive Officer, of Issuer certify that to the best of my knowledge:

         (i) the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  March 7, 2003.



                                  /s/ Brad A. Hummel
                                  ---------------------------------------------
                                  Brad A. Hummel
                                  President and Chief Executive Officer
                                  Prime Medical Services, Inc.